EXHIBIT 10.18
EMPLOYMENT AGREEMENT
     This EMPLOYMENT AGREEMENT (the “Agreement”) is made effective as the 3rd day of January, 2006 (the “Effective Date”), by and among AEROSPACE HOLDINGS, LLC, a Texas limited liability company (the “Company”), HALLMARK FINANCIAL SERVICES, INC., a Nevada corporation (the “Parent”), and CURTIS R. DONNELL, an individual (the “Employee”).
Recitals:
     A. The Company, directly and through subsidiaries, develops, markets and services property and casualty insurance with a particular emphasis on general aviation risks.
     B. The Company is a wholly-owned subsidiary of the Parent.
     C. The Company desires to employ the Employee pursuant to the terms of this Agreement, and the Employee desires to accept such employment.
     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:
Agreement:
     1. Appointment and Duties. The Company employs the Employee on the terms and conditions set forth herein, and the Employee accepts such employment. The Employee shall initially serve as President of the Company, and shall perform all duties and functions reasonably appurtenant to such position and as directed by the Chief Executive Officer or Board of Directors of the Parent. The Parent, acting through its Chief Executive Officer or Board of Directors, may from time to time redefine the title and duties of the Employee in furtherance of the business of the Company. The Employee shall perform his duties in accordance with, and shall at all times strictly adhere to, all rules, regulations and policies as may be adopted from time to time by the Company.
     2. Full Time Employment. The Employee agrees that, during the term of his employment by the Company, he will devote his full working time, attention and energies to the diligent performance of his duties as an employee of the Company. The Employee shall not, without the prior written consent of the Company, directly or indirectly, at any time during the term of his employment with the Company: (a) accept employment with or render services of a business, professional or commercial nature to any other individual, corporation, partnership, governmental authority or other entity; (b) engage in any business venture or business activity which the Company may in good faith consider to be competitive with or adverse to the business of the Company, whether alone, as a partner, or as an officer, director, employee or shareholder

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or otherwise (except that the ownership of not more than one per cent of the stock or other equity interest of any publicly traded corporation or other entity shall not be deemed a violation hereof); or (c) engage in any venture or activity which the Company may in good faith consider to interfere with Employee’s performance of his duties hereunder.
     3. Compensation. All compensation shall be payable to the Employee in accordance with the Company’s customary payroll practices and shall be subject to withholding for federal and state income taxes, social security payments and similar deductions, as required by applicable law.
     a. Salary. The Employee shall initially receive a base salary of $200,000 per year. Such salary shall be reviewed annually and may be increased, but not decreased, in the sole discretion of the Board of Directors of the Parent.
     b. Bonus. The Employee shall be entitled to an annual bonus of not less than $50,000 payable on or before each anniversary of the Effective Date during the term hereof and conditioned only on the Employee’s continued employment with the Company on each such anniversary date.
     4. Other Programs and Benefits. The Employee shall be entitled to participate in other programs and benefits provided by the Company (including, without limitation, group insurance plans and profit sharing plans) to the same extent as other employees of the Company similarly situated.
     5. Term. Unless otherwise terminated in accordance with Section 6, the Employee’s employment under this Agreement shall commence on the Effective Date and shall continue until the third anniversary of the Effective Date (the “Initial Term”), and thereafter at the will of the parties. Upon the termination of the Employee’s employment for any reason, the Employee will be entitled to receive all accrued compensation through the date of termination.
     6. Termination and Severance. The employment of the Employee hereunder may be terminated by the Company at any time, with or without Cause (as defined below). In the event the employment of Employee is terminated by the Company without Cause, the Employee shall continue to receive an amount equal to his base salary at the time of termination for a period of time following the date of termination equal to the lesser of (i) 12 months, or (ii) the remainder of the Initial Term. The severance payments provided herein are in lieu of any and all other benefits or claims which the Employee might assert against the Company, and may be conditioned upon the Employee’s execution of a full and complete release of the Company from any and all liabilities arising in connection with his employment by the Company or the termination thereof. Such severance payments shall be made to the Employee in accordance with the Company’s customary payroll practices and shall be subject to withholding for federal and state income taxes, social security payments and similar deductions, as required by applicable law. For purposes of this Agreement, “Cause” shall mean any of the following, as determined in the good faith judgment of the Board of Directors of the Parent: (i) commission of a crime (other than minor traffic violations); (ii) breach of any of the terms of this Agreement; or

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(iii) insubordination, dishonesty or neglect in the performance of the duties assigned to Employee hereunder.
     7. Non-Disclosure; Non-Competition; Non-Solicitation. The Company covenants and agrees that it will provide to the Employee all Confidential Information (as defined below) of the Company reasonably necessary to permit the Employee to fulfill his duties and responsibilities hereunder. The Employee acknowledges that, as a consequence of his employment by the Company, the Employee will be furnished and have access to substantially all Confidential Information of the Company. The Employee further acknowledges that (i) any public disclosure of the Confidential Information will have an adverse effect on the Company and its business, (ii) the Company will suffer irreparable injury if the Employee breaches any of the terms of this Section 7, (iii) the Company will be at a substantial competitive disadvantage if it fails to acquire and maintain exclusive ownership of the Confidential Information or the Employee fails to abide by the restrictions provided for in this Section 7, (iv) the scope of the protective restrictions provided for in this Section 7 are reasonable when taking into account the Employee’s access to Confidential Information and the importance of such Confidential Information to the Company, (v) the compensation being paid to the Employee pursuant to this Agreement and the post-employment rights of the Employee hereunder are sufficient inducement for the Employee to agree to the terms hereof, (vi) the provisions of this Section 7 are reasonable and necessary to protect the business of the Company, to prevent the improper use or disclosure of the Confidential Information and to provide the Company with exclusive ownership of all such Confidential Information, and (vii) the terms of this Section 7 preclude the Employee from engaging in the conduct of the business of the Company for a reasonable period.
     a. Non-Disclosure Agreement. Employee agrees that he will not (i) disclose to any person, either directly or indirectly, any Confidential Information, unless and solely to the extent that such Confidential Information is required to be disclosed by law or pursuant to a final judicial order or decree, (ii) use for his own account or use, cause, facilitate or allow any third party to use Confidential Information in any way, or (iii) remove any Confidential Information or any copy, summary or compilation of any kind of any Confidential Information from the premises of the Company or the premises of any Company’s customers.
     b. Work Product. All records and documents embodying any Confidential Information or pertaining to the existing or contemplated scope of the Company’s business, whether conceived, prepared or developed by the Employee, the Company or otherwise, either alone or with others (“Work Product”), shall be the sole property of the Company.
     c. Return of Materials. Upon termination of his employment for any reason, the Employee shall promptly deliver to the Company all materials in any medium containing, referring to or derived from any Confidential Information or Work Product of the Company, together with all other manuals, letters, notes, reports, data, tables and calculations which are the property of the Company, which are in the Employee’s possession or under his control.

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     d. Non-Competition Agreement. The Employee covenants and agrees that, during the term of his employment by the Company and for a period of two (2) years following the termination of his employment with the Company for any reason, the Employee will not, directly or indirectly, (i) own, engage in, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or be connected as a stockholder, director, officer, employee, agent, partner, joint venturer, member, beneficiary, or otherwise with, any “Competing Business” (defined below) anywhere in the “Restricted Territories” (defined below); (ii) induce any customers of the Company to patronize any Competing Business; (iii) solicit or accept any Competing Business from any customer of the Company; (iv) request or advise any customers of the Company to withdraw, curtail or cancel such customer’s business with the Company; or (v) disclose to any other person, firm or corporation engaged in any Competing Business the names or addresses of any of the customers of the Company. For purposes of this Agreement, the term “Competing Business” is defined to mean any activity or business that is or would be competitive with the business conducted by the Company at the time of termination of the Employee’s employment with the Company. The term “Restricted Territories” is defined to mean the United States of America.
     e. Non-Solicitation Agreement. For a period of two (2) years following the termination of his employment with the Company for any reason, the Employee will not, either on his own behalf or on behalf of any Competing Business, directly or indirectly (i) solicit or induce, or in any manner attempt to solicit or induce any person employed by, or an agent of, the Company to terminate such person’s employment or agency, as the case may be, with the Company, or (ii) solicit, divert, or attempt to solicit or divert, or otherwise accept as a supplier or customer, any person which sells any products and services of, furnishes products or services to, or receives products and services from the Company, nor will the Employee attempt to induce any such supplier or customer to cease being (or any prospective supplier or customer not to become) a supplier or customer of the Company.
     f. Modification of Restrictions. The Employee agrees that if an arbitrator or a court of competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this Section 7 is overly restrictive and unenforceable, the arbitrator or court shall reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Section 7 shall remain in full force and effect. The Employee further agrees that if an arbitrator or court of competent jurisdiction determines that any provision of this Section 7 is invalid or against public policy, the remaining provisions of this Section 7 and the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.
     g. Injunctive Relief. In the event of any pending, threatened or actual breach of any of the covenants or provisions of this Section 7, as determined by an arbitrator or a court of competent jurisdiction, it is understood and agreed by the Employee that the

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remedy at law for a breach of any of the covenants or provisions of this Section 7 may be inadequate and, therefore, the Company shall be entitled to a restraining order or injunctive relief in addition to any other remedies at law and in equity, as determined by an arbitrator or a court of competent jurisdiction. The Employee waives any bond, surety, or other security that might be required of the Company as a condition of any such restraining order or injunctive relief.
     h. Confidential Information Defined. For purposes of this Agreement, “Confidential Information” means any proprietary information, and any information which the Company reasonably considers to be proprietary, pertaining to the Company’s past, present or prospective business secrets, methods or policies, earnings, finances, security holders, lenders, key employees, nature of services performed by sales personnel, procedures, standards and methods, information relating to arrangements with suppliers, the identity and requirements of arrangements with customers, all policyholder information of policyholders, the type, volume or profitability of services or products for customers, drawings, records, reports, documents, manuals, techniques, ratings, information, data, statistics, trade secrets and all other information of any kind or character relating to the Company, whether or not reduced to writing.
     i. Affiliates. Any reference to the Company in this Section 7 shall be deemed to include the Company, its parent corporation, its subsidiaries and any other entity controlled by or under common control with such parent or subsidiaries.
     8. Applicable Law and Venue. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. ALL OBLIGATIONS OF THE PARTIES CREATED HEREUNDER ARE DEEMED PERFORMABLE IN TARRANT COUNTY, TEXAS, AND ANY ACTION TO ENFORCE OR CONSTRUE THE TERMS OF THIS AGREEMENT SHALL BE BROUGHT IN A STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN TARRANT COUNTY, TEXAS.
     9. Attorney Fees. If any action at law or in equity, including an action for injunction or declaratory relief, is brought to enforce or interpret the provisions of this Agreement, each party shall pay their own legal fees and all of their costs and expenses of litigation.
     10. Non-Waiver. The failure by the Company to complain of any act or omission on the part of the Employee, no matter how long the same may continue, shall not be deemed to be a waiver by the Company of any of its rights under this Agreement. The waiver by the Company at any time, expressed or implied, of any breach or attempted breach of this Agreement shall not be deemed a waiver or a consent to any subsequent breach or attempted breach of the same or any other type. If any action by the Employee shall require the consent or approval of the Company, such consent to or approval of the Company to such action on any one occasion shall not be deemed a consent to or approval of any other action on the same or any subsequent occasion.

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     11. Provisions Severable. Should any term or provision of this Agreement for any reason be held to be or declared illegal, invalid, void or unenforceable either in its entirety or in a particular application, the remainder of this Agreement shall nonetheless remain in full force and effect and, if the subject, term or provision is deemed to be illegal, invalid, void or unenforceable only with respect to a particular application, such term or provision shall remain in full force and effect with respect to all other applications. In the event that any of the terms or provisions of this Agreement shall be held to be or declared illegal, invalid, void or unenforceable solely by virtue of the fact that such term or provision exceeds the permissible bounds of applicable law with respect to its scope or duration, this Agreement shall be deemed amended, modified and reformed to the extent necessary to reduce the scope or duration of such term or provision to that permissible under applicable law, and the parties request that any court examining such issue employ great latitude in reforming this Agreement so as to make this Agreement, as reformed, valid and enforceable.
     12. Entire Agreement. This Agreement constitutes the entire understanding of the parties and supersede all prior understanding or agreements, whether written or oral, between the parties with respect to the subject matter of this Agreement. Except as provided herein, no amendment, modification or alteration of the terms of this Agreement shall be binding unless in writing, dated subsequent to the date of this Agreement, and executed by all parties hereto.
     13. Binding Effect and Assignment. Each and all of the covenants, terms and provisions contained herein shall be binding upon and inure to the benefit of the respective successors, heirs, and legal representatives of the Company and the Employee. This Agreement may not be assigned by either party without the prior written consent of the other party.
     14. Notice. All notices, requests, demands or other communications required or permitted to be given or made under this Agreement shall be deemed to have been duly given immediately upon personal delivery or mailing by first class, certified mail, postage prepaid. Any party may change the address to which notices, requests, demands or other communications to such party shall be mailed or sent by giving notice to the other parties in the manner provided herein. The addresses of the parties for purposes of this Agreement are as set forth on the signature page hereof.
     15. Headings. No heading or caption contained in this Agreement shall be considered in interpreting any of its terms or provisions.
     16. Execution in Counterparts. This Agreement and any amendment may be executed in any number of counterparts, either by the parties or their duly authorized attorney-in-fact, with the same effect as if all parties had signed the same document.

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     IN WITNESS WHEREOF, the Company and the Employee have caused this Agreement to be executed to be effective as of the Effective Date hereinabove set forth.

COMPANY:

AEROSPACE HOLDINGS, LLC

By:

Mark E. Schwarz, Chairman

Notice Address:

777 W. Main Street
Suite 1000
Fort Worth, Texas 76102
Attn.: Chairman

PARENT:

HALLMARK FINANCIAL SERVICES, INC.

By:

Mark E. Schwarz, Chief Executive Officer

Notice Address:

777 W. Main Street
Suite 1000
Fort Worth, Texas 76102
Attn.: Chief Executive Officer

EMPLOYEE:

Curtis R. Donnell

Notice Address:

16815 Village Lane
Dallas, Texas 75248

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